Exhibit 4.1


                     THE COMMONWEALTH OF MASSACHUSETTS


              OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE


MICHAEL JOSEPH CONNOLLY, Secretary           FEDERAL IDENTIFICATION

                                             NO. 042226590


                 ONE ASHBURTON PLACE, BOSTON, MASS.  02108




               CERTIFICATE OF VOTE OF DIRECTORS ESTABLISHING


                       A SERIES OF A CLASS OF STOCK



                  General Laws, Chapter 156B, Section 26






 We, Robert B. Palmer, President and Gail S. Mann, Clerk of


                       DIGITAL EQUIPMENT CORPORATION


located at 146 Main Street, Maynard, Massachusetts  01754-1499


do hereby certify that at a meeting of the directors of the corporation held on January 20, 1994, the following vote establishing and designating a series of a class of stock and determining the relative rights and preferences thereof was duly adopted and that pursuant to the unanimous written consent of a duly authorized committee of the directors of the corporation on March 21, 1994, the following votes establishing and designating a series of a class of stock and determining the relative rights and preferences thereof were duly adopted:


                   VOTED:    That, subject to the limitations set

                             forth in these votes, the Board of

                             Directors deems it advisable and in the

                             best interests of the Corporation for the

                             Corporation to be able to issue and sell

                             from time to time securities (the

                             "Securities") consisting of debt

                             securities (the "Debt Securities"), which

                             may be either senior debt securities (the

                             "Senior Debt Securities") or subordinated

                             debt securities (the "Subordinated Debt

                             Securities"), preferred stock of the

                             Corporation, par value $1.00 per share

                             (the "Preferred Stock), depositary shares

                             (the "Depositary Shares") and warrants to

                             purchase Debt Securities or equity






                             securities of or owned by the Corporation

                             (the "Warrants") pursuant to a

                             Registration Statement on Form S-3 under

                             Rule 415 of the Securities Act of 1933,

                             as amended (the "Act"), covering the

                             registration of Securities at an

                             aggregate offering price of

                             $1,000,000,000 (One Billion Dollars); and

                             further


                   VOTED:    That the Board of Directors hereby

                             authorizes the Corporation to issue and

                             sell up to an aggregate of $1,000,000,000

                             (One Billion Dollars) of the Securities

                             on such terms and conditions as shall be

                             determined by the Committee (as defined

                             in and established in the immediately

                             succeeding vote); and further


                   VOTED:    That the Board of Directors hereby

                             designates and appoints a committee, of

                             which Robert B. Palmer, the President and

                             Chief Executive Officer and a director of

                             the Corporation, shall be the sole member

                             (the "Committee"), which shall have the

                             full power of the Board of Directors in

                             all matters relating to the Securities,

                             subject to the limitations set forth in

                             these votes; and further


                   VOTED:    That, subject to the limitations set

                             forth in these votes, the Committee may

                             at any time cause the Corporation to

                             effect one or more issues and sales of

                             Preferred Stock and Depositary Shares

                             (collectively, the "Equity Securities")

                             and, in connection with any such issue,

                             determine, approve or appoint, as the

                             case may be:


                             (a) the designations, preferences and

                             limitations, if any, of the Equity

                             Securities;


                             (b) the dividend rights, if any, relating

                             to any such Equity Securities;


                             (c) the redemption rights, if any, of the

                             Corporation and of the holders of such

                             Equity Securities and related redemption

                             prices and any limitations on such

                             redemption;


                             (d) the rights upon liquidation,






                             dissolution or winding up of the

                             Corporation;


                             (e) the conversion rights, if any,

                             relating to any Equity Securities,

                             related conversion rates and formulae

                             which may be used to adjust such

                             conversion rates and the reservation of

                             any shares of common stock of the

                             Corporation to be reserved for issuance

                             upon exercise of such conversion rights;


                             (f) the sinking fund, if any, to be

                             established with respect to any Equity

                             Securities, and related redemption

                             prices;


                             (g) the voting rights, if any, provided

                             that the holders of shares of Equity

                             Securities will not be entitled to more

                             than one vote per share when voting as a

                             class with the holders of shares of

                             Common Stock of the Corporation;


                             (h) certificates of designation for

                             filing with the Secretary of State of the

                             Commonwealth of Massachusetts setting

                             forth the designations, preferences and

                             limitations of any series of Preferred

                             Stock;


                             (i) the price and other terms and

                             conditions on which the Equity Securities

                             may be sold;


                             (j) the option to offer Depositary Shares

                             rather than shares of Preferred Stock and

                             the applicable fraction of a share of a

                             specified series of Preferred Stock

                             represented by a Depositary Share and

                             related dividend, voting, redemption,

                             conversion and liquidation rights;


                             (k) the form of stock certificate to be

                             used to represent the shares of Preferred

                             Stock;


                             (l) the form of depositary receipt to be

                             used to represent the Depositary Shares;


                             (m) the appointment of a transfer agent

                             and registrar with respect to the Equity

                             Securities, including the adoption of any

                             prescribed form of resolution or






                             resolutions required by any such transfer

                             agent or registrar;


                             (n)  such other terms, conditions and

                             provisions as the Committee authorizing

                             the same shall deem necessary or

                             desirable;


                             and that the President, Vice President -

                             Finance or Treasurer be, and each of them

                             hereby is, authorized, in the name and on

                             behalf of the Corporation, to take any

                             and all such actions and to do, or

                             authorize to be done, all such things as

                             such officer may approve as being

                             necessary or desirable to effectuate the

                             purpose of these votes, in each such

                             case, the taking of such action or doing

                             of such thing to be conclusive evidence

                             of such approval and of the authority

                             therefor hereunder; and further



                   VOTED:    That, as and when necessary to effect the

                             issuance of one or more series of

                             Preferred Stock under the proposed

                             Registration Statement on Form S-3 in the

                             form presented at this Meeting, an

                             amendment of the Restated Articles of

                             Organization of the Corporation

                             (including any such amendment effected

                             through the filing of a certificate of

                             designation or similar document with

                             respect to any such series of Preferred

                             Stock) setting forth the voting powers

                             attached to the Preferred Stock with

                             respect to the election of directors of

                             the Corporation, the following provision

                             is hereby adopted and approved in

                             substantially the following form:



                                In the event that the Corporation

                                shall have failed to declare and pay

                                or set apart for payment in full the

                                dividends accumulated on the

                                outstanding shares of the Preferred

                                Stock for any number of periodic

                                dividend payment periods as may be

                                specified by the Board of Directors or

                                duly constituted Committee thereof,

                                whether or not consecutive, and all

                                such preferred dividends remain unpaid

                                (a "Preferred Dividend Default"), the

                                Board of Directors shall take such

                                action as may be necessary, including,






                                without limitation, amending the

                                Corporation's By-laws, to increase the

                                number of directors of the Corporation

                                by two and the holders of outstanding

                                shares of the Preferred Stock, voting

                                together as a class with all other

                                series of preferred stock then

                                entitled to vote on the election of

                                such directors (each hereinafter

                                referred to as a "Preferred Stock

                                Director" and together the "Preferred

                                Stock Directors"), shall be entitled

                                to elect such two Preferred Stock

                                Directors until the full dividends

                                accumulated on all outstanding shares

                                of the Preferred Stock have been

                                declared and paid in full.  Upon the

                                occurrence of a Preferred Dividend

                                Default, the Board of Directors shall

                                within 20 business days (any day other

                                than a day which is a Saturday, Sunday

                                or legal holiday on which banks are

                                open for business in Boston,

                                Massachusetts) of such default amend

                                the Corporation's By-laws to make

                                provision for the election of such

                                directors consistent with the terms

                                herein specified and call a special

                                meeting of the holders of shares of

                                the Preferred Stock and all other

                                holders of a series of preferred stock

                                who are then entitled to participate

                                in the election of such directors for

                                the purpose of electing the additional

                                directors provided by the foregoing

                                provisions; provided that, in lieu of

                                            ________

                                holding such meeting, the holders of

                                record of all of the outstanding

                                shares of the Preferred Stock and all

                                other series of preferred stock who

                                are then entitled to participate in

                                the election of such directors may by

                                action taken by written consent as

                                permitted by law and these Restated

                                Articles of Organization and the

                                By-Laws of the Corporation, elect such

                                Preferred Stock Directors.  If and

                                when all accumulated dividends on the

                                shares of the Preferred Stock have

                                been declared and paid or set aside

                                for payment in full, the holders of

                                shares of the Preferred Stock shall be

                                divested of the special voting rights

                                provided by this paragraph, subject to






                                revesting in the event of each and

                                every subsequent Preferred Dividend

                                Default.  Upon termination of such

                                special voting rights attributable to

                                all holders of shares of the Preferred

                                Stock and any other series of

                                preferred stock, the term of office of

                                each Preferred Stock Director pursuant

                                to such special voting rights shall

                                forthwith terminate and the Board of

                                Directors shall take such action as

                                may be necessary, including without

                                limitation, amending the Corporation's

                                By-Laws, to reduce the number of

                                directors by two, subject always to

                                its obligation to increase the number

                                of directors pursuant to the foregoing

                                provisions in case of a future

                                Preferred Dividend Default.  Any

                                Preferred Stock Director may be

                                removed at any time with or without

                                cause by, and shall not be removed

                                otherwise than by, the vote of the

                                holders of record of a majority of the

                                outstanding shares of the Preferred

                                Stock and all other series of

                                preferred stock who were entitled to

                                participate in such Preferred Stock

                                Director's election, voting as a

                                separate class, at a meeting called

                                for such purpose or by unanimous

                                written consent as permitted by law

                                and these Restated Articles of

                                Organization and the By-laws of the

                                Corporation.  So long as a Preferred

                                Dividend Default shall continue, any

                                vacancy in the office of a Preferred

                                Stock Director may be filled by

                                written consent of the Preferred Stock

                                Director remaining in office or, if

                                none remains in office, by vote of the

                                holders of record of a majority of the

                                outstanding shares of the Preferred

                                Stock and all other series of

                                preferred stock who are then entitled

                                to participate in the election of such

                                Preferred Stock Directors as provided

                                above.  The Preferred Stock Directors

                                shall each be entitled to one vote per

                                director on any matter.


                   VOTED:   That pursuant to the authority expressly

                            granted to and vested in this Committee of

                            the Board of Directors of the Corporation,






                            the Committee hereby creates a series of

                            the Corporation's capital stock consisting

                            of 4,000,000 shares of the Corporation's

                            Preferred Stock, par value $1.00 per

                            share, which is hereby designated as the

                            Series A 8 7/8% Cumulative Preferred Stock

                            (the "Series A Preferred Stock"), and

                            hereby determines that the preferences,

                            voting powers, qualifications and special

                            and relative rights and privileges of such

                            Series A Preferred Stock shall be as set

                            forth in Exhibit A attached to this

                                     _________

                            consent.


                   VOTED:   That pursuant to the preceding votes the

                            President and the Secretary and Clerk are

                            hereby authorized to execute and file with

                            the Secretary of State of The Commonwealth

                            of Massachusetts the Certificate of

                            Designation substantially in the form

                            attached to this consent.




EXHIBIT A


SERIES A 8 7/8% CUMULATIVE PREFERRED STOCK


        1.  Designation, Number and Liquidation Preference.  A

series of preferred stock is hereby designated "Series A 8 7/8%

Cumulative Preferred Stock".  The number of Shares constituting the Series A 8 7/8% Cumulative Preferred Stock is 4,000,000.

Shares of the Series A 8 7/8% Cumulative Preferred Stock shall have a par value of $1.00 and a liquidation preference of $100 per share.


        2.  Dividend Rate.


                (a)  Shares of the Series A 8 7/8% Cumulative Preferred

Stock shall be entitled to receive dividends at a fixed annual rate of $8.875 per share.  Such dividends shall be cumulative from the date of original issue of such shares and shall be payable,

out of funds legally available therefor, when and as declared by the Board of Directors, quarterly in arrears on January 15,

April 15, July 15 and October 15 of each year, commencing on

April 15, 1994.  If a dividend payment date is not a business day, dividends on the Series A 8 7/8 % Preferred Stock will be paid on the immediately succeeding business day, without interest.

Each such dividend shall be paid to the holders of record of shares of the Series A 8 7/8% Cumulative Preferred Stock as they appear on the stock register on the applicable record date, which shall be the 15th day prior to the payment date thereof or such other date designated by the Board of Directors of the

Corporation (or an authorized committee thereof) for the payment of dividends that is not more than thirty (30) nor less than ten






(10) days prior to such dividend payment date.  Dividends on account of arrears for any past dividend periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date as may be fixed by the Board of Directors which shall not exceed 30 days

preceding such dividend payment date thereof.


                (b)  No dividends shall be declared or paid or set apart

for payment on any shares of any class or classes of stock of the

Corporation or any series thereof ranking, as to dividends, on a parity with or junior to the Series A 8 7/8% Cumulative Preferred

Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payment, on the Series A 8 7/8% Cumulative Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends.  When dividends are not paid in full, as aforesaid, upon the shares of the Series A 8 7/8%

Cumulative Preferred Stock and any other shares of any class or classes of stock or series thereof ranking on a parity as to dividends with the Series A 8 7/8% Cumulative Preferred Stock, all dividends declared upon shares of the Series A 8 7/8% Cumulative

Preferred Stock and any other shares of such class or classes or series thereof ranking on a parity as to dividends with the

Series A 8 7/8% Cumulative Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the

Series A 8 7/8% Cumulative Preferred Stock and such other shares shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series A 8 7/8%

Cumulative Preferred Stock and such other shares bear to each other.  The Corporation's 8 7/8% Cumulative Convertible Preferred

Stock, Series A, ranks, as to dividends, on a parity with the

Series A 8 7/8% Cumulative Preferred Stock.  Holders of shares of the Series A 8 7/8% Cumulative Preferred Stock shall not be

entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein

provided, on the Series A 8 7/8% Cumulative Preferred Stock.  No

interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A

8 7/8% Cumulative Preferred Stock which may be in arrears.


                (c)  So long as any shares of the Series A 8 7/8%

Cumulative Preferred Stock are outstanding, no dividend (other than a dividend in capital stock or in any other shares ranking junior to the Series A 8 7/8% Cumulative Preferred Stock as to

dividends and upon Liquidation, as defined in section 6(a), and other than as provided in paragraph (b) of this section 2) shall be declared or paid or set aside for payment or other

distribution declared or made upon the shares of capital stock or upon any other shares ranking junior to or on a parity with the

Series A 8 7/8% Cumulative Preferred Stock as to dividends or upon

Liquidation, nor shall any of the shares of capital stock or any other shares of the Corporation ranking junior to or on a parity with the Series A 8 7/8% Cumulative Preferred Stock as to






dividends or upon Liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such

shares) by the Corporation (except by conversion into or exchange for shares of the Corporation ranking junior to the Series A

8 7/8% Cumulative Preferred Stock as to dividends and upon

Liquidation and except for repurchases of shares of Common Stock at cost by the Corporation under employee stock plans and

programs approved by the Board of Directors) unless, in each case, the full cumulative dividends on all outstanding shares of the Series A 8 7/8% Cumulative Preferred Stock shall have been or contemporaneously are declared and paid, or declared and a sum sufficient for payment thereof is set apart for payment, for all past dividend payment periods.


                (d)  Dividends payable on the Series A 8 7/8% Cumulative

Preferred Stock for any period less than a full quarterly

dividend period, and for the dividend period beginning on the date of issuance of the shares of the Series A 8 7/8% Cumulative

Preferred Stock, shall be computed on the basis of a 360-day year consisting of twelve 30-day months.  The amount of dividends payable on shares of the Series A 8 7/8% Cumulative Preferred

Stock for each full quarterly dividend period shall be computed by dividing by four the annual rate per share set forth above in section 2(a).


        3.  Redemption.


                (a)  The shares of the Series A 8 7/8% Cumulative

Preferred Stock shall not be redeemable prior to April 1,

1999.  On and after April 1, 1999, the Corporation, at its

option, may redeem shares of the Series A 8 7/8% Cumulative

Preferred Stock, out of funds legally available therefor, as a whole or in part, at any time or from time to time, at a

redemption price per share of $100 plus, in each case, accrued and unpaid dividends thereon to the date fixed for redemption.


                (b)  In the event that fewer than all the outstanding

shares of the Series A 8 7/8% Cumulative Preferred Stock are to be

redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by any other method as may be determined by the

Board of Directors in its sole discretion to be equitable.


                (c)  In the event the Corporation shall redeem shares of

the Series A 8 7/8% Cumulative Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid,

mailed not less than 35 nor more than 60 days prior to the

redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Depositary (as provided in section 10(c)

below).  Each such mailed notice shall state:  (1) the redemption date; (2) the number of shares of the Series A 8 7/8% Cumulative






Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price;

(4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares to be redeemed will cease to accrue on such redemption date.  No defect in the notice of redemption or in the mailing thereof shall affect the validity of the

redemption proceedings, and the failure to give notice to any holders of shares of the Series A 8 7/8% Cumulative Preferred

Stock to be so redeemed shall not affect the validity of the notice given to the other holders of shares of the Series A 8 7/8%

Cumulative Preferred Stock to be so redeemed.


                (d)  Notice having been mailed as aforesaid, and the

redemption price (including any accrued and unpaid dividends to the date fixed for redemption) having been paid or set aside for payment, then, notwithstanding that the certificates evidencing the shares of the Series A 8 7/8% Cumulative Preferred Stock shall not have been surrendered, from and after the redemption date dividends on the shares of the Series A 8 7/8% Cumulative

Preferred Stock so called for redemption shall cease to accrue,

and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders (including dividend and voting rights) of the Corporation (except the right to receive from the Corporation the redemption price) shall

cease.  Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid.  In case fewer than all the shares represented by any such certificate are

redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.


                (e)  Any shares of the Series A 8 7/8% Cumulative

Preferred Stock which shall at any time have been redeemed shall,

after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors (or an authorized committee thereof).


                (f)  Notwithstanding the foregoing provisions of this

section 3, if any dividends on the Series A 8 7/8% Cumulative

Preferred Stock are in arrears, no shares of the Series A 8 7/8%

Cumulative Preferred Stock shall be redeemed unless all

outstanding shares of the Series A 8 7/8% Cumulative Preferred

Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of the Series A 8 7/8%

Cumulative Preferred Stock; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of the

Series A 8 7/8% Cumulative Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all






outstanding shares of the Series A 8 7/8% Cumulative Preferred

Stock.


        4.  Conversion.  The holders of shares of the Series A 8 7/8%

Cumulative Preferred Stock shall not have any rights herein to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of stock of the Corporation.


        5.  Voting.  The shares of the Series A 8 7/8% Cumulative

Preferred Stock shall not have any voting powers either general or special, except as required by law and except that:


                (a)  So long as any of the shares of the Series A 8 7/8%

Cumulative Preferred Stock are outstanding, the consent of the holders of at least two-thirds of all the shares of the Series A

8 7/8% Cumulative Preferred Stock at the time outstanding, voting together as a class with all other Preferred Stock then

outstanding and affected in the same manner, given in person or by proxy, by a vote at a meeting called for such purpose shall be necessary for authorizing, effecting or validating the amendment,

alteration or repeal of any of the provisions of the Restated

Articles of Organization or of any certificate amendatory thereof or supplemental thereto (including any certificate of designation or any similar document relating to any series of preferred

stock) which would adversely affect the voting powers,

qualifications and preferences or special or relative rights of the Series A 8 7/8% Cumulative Preferred Stock, including the creation or authorization of any class of stock that ranks senior to the Series A 8 7/8% Cumulative Preferred Stock with respect to dividends or upon Liquidation.  Any amendment or any vote or action of the Board of Directors which would create or issue any series of preferred stock out of the authorized shares of

preferred stock, or which would authorize, create or issue any shares or class of stock (whether or not already authorized),

ranking junior to or on a parity with the Series A 8 7/8%

Cumulative Preferred Stock with respect to the payment of

dividends and upon any Liquidation, shall not be considered to affect adversely the voting powers, qualifications and

preferences or special or relative rights of the outstanding shares of the Series A 8 7/8% Cumulative Preferred Stock.


                (b)  In the event that the Corporation shall have failed

to declare and pay or set apart for payment in full the dividends accumulated on the outstanding shares of the Series A 8 7/8%

Cumulative Preferred Stock for any six quarterly dividend payment periods, whether or not consecutive, and all such preferred

dividends remain unpaid (a "Preferred Dividend Default"), the

Board of Directors shall take such action as may be necessary,

including, without limitation, amending the Corporation's

By-laws, to increase the number of directors of the Corporation by two and the holders of outstanding shares of the Series A

8 7/8% Cumulative Preferred Stock, voting together as a class with all other series of preferred stock then entitled to vote on the






election of such directors (each hereinafter referred to as a

"Preferred Stock Director" and together the "Preferred Stock

Directors"), shall be entitled to elect such two Preferred Stock

Directors until the full dividends accumulated on all outstanding shares of the Series A 8 7/8% Cumulative Preferred Stock have been declared and paid in full.  Upon the occurrence of a Preferred

Dividend Default, the Board of Directors shall within twenty (20)

business days (any day, other than a day which is a Saturday,

Sunday or legal holiday, on which banks are open for business in

Boston, Massachusetts) after such default amend the Corporation's

By-laws to make provision for the election of such directors consistent with the terms herein specified and call a special meeting of the holders of shares of the Series A 8 7/8% Cumulative

Preferred Stock and all other holders of a series of preferred stock who are then entitled to participate in the election of such directors for the purpose of electing the additional

directors provided by the foregoing provisions; provided that, in lieu of holding such meeting, the holders of record of all of the outstanding shares of the Series A 8 7/8% Cumulative Preferred

Stock and all other series of preferred stock who are then

entitled to participate in the election of such directors may by action taken by written consent as permitted by law and these

Restated Articles of Organization and the By-laws of the

Corporation, elect such Preferred Stock Directors.  If and when all accumulated dividends on the shares of the Series A 8 7/8%

Cumulative Preferred Stock have been declared and paid or set aside for payment in full, the holders of shares of the Series A

8 7/8% Cumulative Preferred Stock shall be divested of the special voting rights provided by this paragraph, subject to revesting in the event of each and every subsequent Preferred Dividend

Default.  Upon termination of such special voting rights

attributable to all holders of shares of the Series A 8 7/8%

Cumulative Preferred Stock and any other series of preferred stock, the term of office of each Preferred Stock Director

pursuant to such special voting rights shall forthwith terminate and the Board of Directors shall take such action as may be

necessary, including, without limitation, amending the

Corporation's By-laws, to reduce the number of directors by two,

subject always to its obligation to increase the number of

directors pursuant to the foregoing provisions in case of a

future Preferred Dividend Default.  Any Preferred Stock Director

may be removed at any time with or without cause by, and shall not be removed otherwise than by, the vote of the holders of record of a majority of the outstanding shares of the Series A

8 7/8% Cumulative Preferred Stock and all other series of

preferred stock who were entitled to participate in such

Preferred Stock Director's election, voting as a separate class,

at a meeting called for such purpose or by unanimous written consent as permitted by law and these Restated Articles of

Organization and the By-laws of the Corporation.  So long as a

Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office or,

if none remains in office, by vote of the holders of record of a






majority of the outstanding shares of the Series A 8 7/8%

Cumulative Preferred Stock and all other series of preferred stock who are then entitled to participate in the election of such Preferred Stock Directors as provided above.  The Preferred

Stock Directors shall each be entitled to one vote per director on any matter.


        6.  Liquidation Rights.


                (a)  Upon the dissolution, liquidation or winding up of

the affairs of the Corporation, whether voluntary or involuntary

(collectively, a "Liquidation"), after payment or provision for payment has been made of the debts and other liabilities of the

Corporation and payment or provision for payment has been made on all amounts required to be paid in respect of all outstanding shares of any class or classes of stock of the Corporation or series thereof ranking senior to the shares of the Series A 8 7/8%

Cumulative Preferred Stock, the holders of the shares of the

Series A 8 7/8% Cumulative Preferred Stock shall be entitled,

subject to paragraph (d) of this section 6, to receive out of the assets of the Corporation, before any payment or distribution shall be made on Common Stock or on any other class of stock ranking junior to the Series A 8 7/8% Cumulative Preferred Stock upon Liquidation, the amount of $100 per share, plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final

distribution.


                (b)  Neither the sale, transfer or lease of all or any

part of the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other

corporation into or with the Corporation, shall be deemed to be a

Liquidation for the purposes of this section 6.


                (c)  After the payment to the holders of the shares of

the Series A 8 7/8% Cumulative Preferred Stock of the full

preferential amounts provided for in this section 6, the holders of the Series A 8 7/8% Cumulative Preferred Stock as such shall have no right or claim to any of the remaining assets of the

Corporation and the shares of the Series A 8 7/8% Cumulative

Preferred Stock shall no longer be deemed to be outstanding or be entitled to any other powers, preferences, qualifications or special rights or privileges, including, without limitation,

voting rights, and such shares shall be surrendered for

cancellation to the Corporation.


                (d)  In the event the assets of the Corporation

available for distribution to the holders of shares of the

Series A 8 7/8% Cumulative Preferred Stock upon any Liquidation shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph (a) of this section 6,

no such distribution shall be made on account of any shares of any series of preferred stock ranking on a parity with the shares






of the Series A 8 7/8% Cumulative Preferred Stock upon such

Liquidation unless proportionate distributive amounts shall be paid on account of the shares of the Series A 8 7/8% Cumulative

Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are

respectively entitled upon such Liquidation.


        7.  Priority.  Any shares of any class or classes of the

Corporation or series thereof shall be deemed to rank:


                (a)  prior or senior to the shares of the Series A 8 7/8%

Cumulative Preferred Stock, either as to dividends or upon

Liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon Liquidation of the Corporation, in preference or priority to the holders of shares of the Series A 8 7/8% Cumulative Preferred

Stock;


                (b)  on a parity with shares of the Series A 8 7/8%

Cumulative Preferred Stock, either as to dividends or upon

Liquidation, whether or not the dividend rates, dividend payment dates or redemption or Liquidation prices per share or sinking fund provisions, if any, are different from those of the Series A

8 7/8% Cumulative Preferred Stock, if the holders of such shares shall be entitled to the receipt of dividends or of amounts

distributable upon Liquidation of the Corporation, in proportion to their respective dividend rates or Liquidation prices, without preference or priority, one over the other, as between the

holders of such shares and the holders of shares of the Series A

8 7/8% Cumulative Preferred Stock; and


                (c)  junior to shares of the Series A 8 7/8% Cumulative

Preferred Stock, either as to dividends or upon Liquidation, if such class is Common Stock or if the holders of shares of the

Series A 8 7/8% Cumulative Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon Liquidation of the Corporation in preference or priority to the holders of shares of such class or classes.


        8.  Sinking or Retirement Fund.  The shares of the Series A

8 7/8% Cumulative Preferred Stock shall not be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares.


        9.  Distribution to Common Stock Holders.  Distribution of

any of the Series A 8 7/8% Cumulative Preferred Stock or any other series of preferred stock may, in the discretion of the Board of

Directors, be made to the holders of shares of Common Stock.


        10.  Miscellaneous.


                (a)  Subject to paragraph (c) of section 3 above, all

notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of






receipt thereof or three business days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of these

Restated Articles of Organization) with postage prepaid,

addressed:  if to the Corporation, to its offices at

111 Powdermill Road, Maynard, Massachusetts 01754 (Attention:

Office of the Corporate Secretary and Clerk), if to the

Depositary (as defined in paragraph (c) below), to such holder at the address of such holder as listed in the stock book (which may include the records of the Depositary if appropriate); or to such other address as the Corporation or holder, as the case may be,

shall have designated by notice similarly given.


                (b)  In the event a holder of shares of the Series A

8 7/8% Cumulative Preferred Stock shall not by written notice designate the name to whom payment upon redemption of any shares of the Series A 8 7/8% Cumulative Preferred Stock should be made or the address to which the certificate or certificates

representing such shares, or such payment, should be sent, the

Corporation shall be entitled to register such shares, and make such payment, in the name of the holder of such shares as shown on the records of the Corporation and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Corporation.


                (c)  Citibank, N.A. of New York, New York initially

shall be appointed the initial depositary (the "Depositary") for the shares of the Series A 8 7/8% Cumulative Preferred Stock.  The

Depositary shall act as transfer agent, registrar and dividend disbursing agent for the shares of the Series A 8 7/8% Cumulative

Preferred Stock.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereunto signed our names this 22nd day of March in the year 1994.



          /s/ Robert B. Palmer

- ------------------------------------------------------------, President


         /s/ Gail S. Mann

- ------------------------------------------------------------, Clerk





















                     THE COMMONWEALTH OF MASSACHUSETTS



               Certificate of Vote of Directors Establishing


                       A Series of a Class of Stock


                 (General Laws, Chapter 156B, Section 26)


             I hereby approve the within certificate and, the


                filing fee in the amount of $100.00


          having been paid, said certificate is hereby filed this


                         22nd day of March, 1994.






                                           MICHAEL JOSEPH CONNOLLY

                                              Secretary of State



                      TO BE FILLED IN BY CORPORATION


                   Photo Copy of Certificate To Be Sent



            TO:  Gail S. Mann, Esq.

                 Digital Equipment Corporation

                 111 Powdermill Road - MSO2-3/F13

                 Maynard, Massachusetts  01754-1499


                 Telephone  (508) 493-2206